UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PLC Systems Inc.
(Name of Registrant as Specified In Its Charter)

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PLC SYSTEMS INC.
459 FORTUNE BOULEVARD
MILFORD, MA 01757

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 6, 2013

Dear PLC Systems Inc. Shareholders:

NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of PLC Systems Inc. will be held at the Doubletree Hotel located at 11 Beaver Street, Milford, MA 01757, on Thursday, June 6, 2013, at 10:00 a.m., Eastern time, for the purpose of considering and acting upon the following:

1.              To elect Mark R. Tauscher to serve as a Class I director;

2.              To approve the 2013 Stock Option and Incentive Plan;

3.              To approve the selection by the audit committee of our board of directors of McGladrey LLP as our registered public accounting firm for the fiscal year ending December 31, 2013 and to authorize the audit committee to fix the remuneration to be paid to McGladrey LLP;

4.              An advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement;

5.              An advisory vote on the frequency of the vote on the compensation of the named executive officers; and

6.              To transact any other business that may properly be brought before the meeting or any adjournment thereof.

Our board of directors has fixed the close of business on April 12, 2013 as the record date to determine the shareholders of PLC Systems Inc. who are entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.  Each holder of shares of our common stock on the record date will be entitled to one vote per share of common stock held on each matter properly brought before the meeting.  Our stock transfer books will remain open for the purchase and sale of our common stock.

The Proxy Statement accompanying this notice is deemed to be incorporated into and forms part of this notice.  The Company’s Board of Directors recommends that you vote “FOR” the five proposals.  Your vote is important, regardless of the number of shares of our common stock you own.

The accompanying proxy statement summarizes the items to be voted upon.  We encourage you to read the proxy statement in its entirety.

By Order of the Board of Directors,

Edward H. Pendergast
Chairman of the Board

Milford, MA
April 26, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.  NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PLC SYSTEMS INC.
459 FORTUNE BOULEVARD
MILFORD, MA 01757

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors and management of PLC Systems Inc. (which is referred to herein as PLC, the Company, we or us) for use at our annual meeting of shareholders (which we refer to as the meeting) to be held on Thursday, June 6, 2013, at 10:00 a.m., Eastern time, at the Doubletree Hotel located at 11 Beaver Street, Milford, MA 01757, and at any adjournment of the meeting.

A notice of Internet availability of proxy materials related to the meeting is being mailed to shareholders on or about April 26, 2013.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to: PLC Systems Inc., Attention: Kendra Wisell-Ford, 459 Fortune Boulevard, Milford, MA 01757, telephone: (508) 541-8800. Exhibits will be provided upon request and payment of an appropriate processing fee.

You should rely only on the information contained in this proxy statement in deciding how to vote. No one has been authorized to provide you with information that is different from that contained in this proxy statement. This proxy statement is dated April 26, 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Proxies

All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be considered abstentions from votes on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked by a shareholder of record at any time before it is exercised by delivering to our Secretary a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the meeting. Attendance at the meeting will not itself be deemed to revoke a proxy unless the shareholder of record gives affirmative notice at the meeting that the shareholder intends to revoke the proxy and vote in person.

Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder’s behalf at the meeting by crossing out the names of the proxies that are currently listed and inserting the name of the replacement proxy in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

Voting Securities and Votes Required

On April 12, 2013, the record date for the determination of shareholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 60,897,065 shares of our common stock, no par value per share. Each share of common stock is entitled to one vote. Notice of the record date, as required by the Business Corporations Act of the Yukon Territory, which we refer to as Yukon law, was published in the Whitehorse Star newspaper on April 1, 2013.

Under our by-laws, two shareholders, or proxy holders representing two shareholders, holding not less than 10% of the outstanding shares of our common stock entitled to vote at the meeting, shall constitute a quorum with respect to that matter at the meeting. Shareholders of common stock present in person or represented by proxy (including shareholders who abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present. “Broker non-votes,” which are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter, will not be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the election of directors and the approval of the selection of McGladrey LLP as our registered public accounting firm for the fiscal year ending December 31, 2013.

Shares that abstain from voting on a particular matter or shares that are “broker non-votes” will not be voted in favor of any particular matter described in this proxy statement and will also not be counted as votes cast or shares voting on such matter.  Under stock exchange rules that regulate voting by registered brokerage firms, brokers do not have discretionary authority to vote on the election of directors without receiving specific voting instructions from the beneficial owner of such shares. As a result, abstentions and “broker non-votes” will have no effect on the voting on each matter described in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of five persons, divided into three classes serving staggered terms of three years. Currently there is one director in Class I (whose term expires at this meeting), two directors in Class II (whose terms expire at the 2015 Annual Meeting of Shareholders) and two directors in Class III (whose terms expire at the 2014 Annual Meeting of Shareholders). One Class I director is to be elected at this meeting.  If elected, Mark R. Tauscher will hold office until the 2016 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.  No proxy may be voted for more people than the number of nominees set forth below.

In the event that any nominee for Class I director becomes unavailable or declines to serve as a director at the time of the meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

Set forth below is the name of each member of the board of directors following the meeting (including the nominee for election as Class I director), his age, the date of the commencement of his term as a director, the positions and offices held by him, the class of director in which he currently serves, the expiration of his term as a director, his principal occupation and business experience during at least the past five years and the names of other publicly-held companies of which he has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our nominating and corporate governance committee and our board of directors to conclude that he should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Director Nomination Process,” below, that the committee expects of each director.

Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of April 26, 2013, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Date First Became a Director	Position	Class	Expiration of Term at Annual Meeting

Edward H. Pendergast	79	09/24/92	Chairman of the Board	II	2015
Kevin J. Dunn	60	09/24/99	Director	III	2014
Benjamin L. Holmes	78	05/24/00	Director	II	2015
Brent Norton, M.D.	52	06/10/94	Director	III	2014
Mark R. Tauscher	60	12/17/99	Director, President and Chief Executive Officer	I	2013

Edward H. Pendergast has served as Chairman of the Board since October 1998 and as a director since September 1992. Mr. Pendergast also served as PLC’s interim President and Chief Executive Officer from September 1999 to December 1999 and Lead Outside Director from March 1995 to October 1998. In addition, Mr. Pendergast served as a director of PLC Medical Systems, Inc., a wholly owned subsidiary of PLC, from its incorporation in 1989 until 1991. Since April 2009, Mr. Pendergast has served as Managing Director of Dunn Rush & Co., LLC, (formerly Dunn & Partners, LLC) an investment banking firm.  Since June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately-held management consulting firm. He also currently serves on the board of directors of several private companies.  Mr. Pendergast received his M.S. degree in Taxation and his B.S. degree in Accounting from Bentley University and is a Certified Public Accountant. Mr. Pendergast is on the faculty for the National Association of Corporate Directors’ Board Advisory Services where he educates boards on good governance and performs board evaluations, which expertise he brings to our board and in his role as Chairman of our board. Additionally, as a certified public accountant, past President of the Massachusetts Society of CPA’s, former National Director of Planning for a national accounting firm and former CEO of another regional accounting firm, he has extensive financial experience that enables him to be a valuable member of our audit committee.

Kevin J. Dunn has served as a director of PLC since September 1999.  Since April 2009, Mr. Dunn has served as Managing Partner of Dunn Rush & Co., LLC, (formerly Dunn & Partners, LLC), an investment banking firm.  From January 2006 to April 2009, Mr. Dunn served as Vice Chairman, President and Chief Executive Officer of the U.S. operations of Canaccord Adams Inc., an investment banking firm.  From January 2005 to January 2006, Mr. Dunn served as President and Chief Executive Officer of Adams Harkness Financial Group, an investment banking firm.  From September 2002 to January 2005, Mr. Dunn served as Managing Director of Adams Harkness & Hill. From June 1999 to June 2002, Mr. Dunn served as Senior Managing Director of SunTrust Robinson Humphrey. From 1984 to June 1999, Mr. Dunn served as Executive Vice President of Tucker Anthony Inc. Mr. Dunn received his M.B.A. degree from the University of Chicago Booth School of Business and his B.A. degree from Harvard College.  Mr. Dunn has extensive current and prior experience as a board member, having served in the past as a director on the boards of Canaccord Adams Inc., Adams Harkness Financial Group, SunTrust Robinson Humphrey and Tucker Anthony Incorporated and presently in the same capacity for the National Association of Corporate Directors (NE) and Massachusetts High Technology Council, Inc. With his extensive knowledge of the capital markets and accounting issues derived from his investment banking background, he is well suited to serve in his role as audit committee chairman and is invaluable to our Board’s discussions of the Company’s capital and liquidity needs.

Benjamin L. Holmes has served as a director of PLC since May 2000. Since December 1994, Mr. Holmes has served as President of The Holmes Company, a consulting firm that specializes in healthcare, specifically in the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as a director of the UCLA Foundation and St. Luke’s Wood River Medical Foundation.  Mr. Holmes received his M.B.A. degree from the University of Southern California and his B.S. degree in Applied Physics from the University of California Los Angeles. With his extensive experience in the medical device industry and prior service as a board member of Haemonetics Corporation, a publicly traded company, Mr. Holmes is well-positioned for his role as a director and compensation committee chairman.

Brent Norton, M.D, M.B.A, ICD.D: Dr. Norton has served as a director of PLC since June 1994. Dr. Norton is an accomplished leader in the Life Science industry with significant experience as a Founder, President, CEO and Director of several successful Life Science companies. Having completed his medical degree at McGill University, Dr. Norton subsequently obtained a Masters of Business Administration at the University of Western Ontario’s Richard Ivey School of Business and is a certified director from the Institute of Corporate Directors.  Dr. Norton has been an active member of various boards of directors, public and private, in both Canada and the US, and an active volunteer. He is currently a director of Novadaq Technologies Inc., a publicly-traded medical device company, which is the parent company of the purchaser of our transmyocardial revascularization, or TMR, business, which we sold in February 2012; Critical Outcomes Technologies, a publicly-traded company; an advisor to the Richard Ivey School of Business Healthcare MBA sector and the Ivey Center for Health Innovation and Leadership; a director the Ontario Bioscience Industry Organization, a private sector membership-based organization engaged in policy and government relations activities to enable the successful development and commercialization in Ontario of life science technology; treasurer and director of the Osler Bluff Ski Club and governance chair and director of Young Presidents Organization, Ontario. Dr. Norton’s medical background and leadership experience, particularly as a chief executive officer of a publicly-traded medical device company, give him an appreciation for the business practices that are critical to the success of an emerging medical technology company such as ours.

Mark R. Tauscher has served as President, Chief Executive Officer and a director of PLC since December 1999. Mr. Tauscher has also served as President, Chief Executive Officer and a director of PLC Medical Systems, Inc. since January 2001. Prior to joining PLC, from November 1998 to December 1999, Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical Systems, Medical Supplies. From May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard, Medical Supplies. Mr. Tauscher received his B.S. degree from Southern Illinois University.  With more than 30 years of medical industry experience and a unique inside perspective of the day-to-day operations of the Company, Mr. Tauscher is well positioned to lead our management team and provide essential insight and guidance to the board of directors.

Executive Officers

Gregory W. Mann, age 36, has served as Chief Financial Officer since October, 2011, bringing more than 12 years of financial and operational management experience in a variety of industries including biotech. From December 2004 to September 2011, he was Business Unit CFO of the Healthcare, Insurance, Financial Transformation, and Emerging Markets business units at Virtusa Corp, a publicly traded IT services company. At Virtusa, Mr. Mann was involved in its successful IPO, and responsible for the company’s M&A activity. Prior to Virtusa, Mr. Mann held various finance and accounting roles of increasing responsibility at companies including Acusphere, InterGen Energy, and BeFree Inc.

Vincent C. Puglisi, age 65, has served as Managing Director, International of PLC Medical Systems, Inc. since June 1998.  Mr. Puglisi served as Vice President, Corporate Sales from December 1997 to June 1998.  From January 1984 to June 1997, Mr. Puglisi was CEO and founder of Medrep Corp., a medical device sales and marketing consulting firm.  From July 1981 to November 1983, Mr. Puglisi served as Vice President, Sales and Marketing for Professional Disposables, Inc., a manufacturer of medical products.  From September 1975 to June 1981, Mr. Puglisi held several sales and management positions with the American Hospital Supply Corporation.  From June 1970 to August 1975, Mr. Puglisi served as an Officer in the U.S. Air Force with an honorable discharge at the rank of Captain.  Mr. Puglisi graduated from the U.S. Air Force Academy with a B.S. degree.

Mark R. Tauscher, see biography above.

Each executive officer serves at the discretion of the board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Each person who has served as a director or executive officer during the fiscal year ended December 31, 2012 has no substantial interest, direct or indirect, in any matter to be acted upon at the meeting, other than the election of the Class I directors.

Corporate Governance

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our shareholders.  This section describes key practices that our board of directors has adopted.

Board Determination of Independence

Our common stock is currently quoted on the OTC Bulletin Board, or the OTCBB, and the Pink Sheets.  Since neither the OTCBB nor the Pink Sheets has its own rules for director independence, we use the definition of independence established by the NYSE Amex (formerly the American Stock Exchange).  Under applicable NYSE Amex rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Dunn, Holmes and Pendergast or Dr. Norton has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined by NYSE Amex rules.

Board Meetings and Attendance

Our board of directors held five meetings during the fiscal year ended December 31, 2012. Each director attended at least 75% of the meetings of the board of directors and of the committees on which he served held during his service on the board. We do not have a policy regarding director attendance at our annual meetings, although three of our directors attended the 2012 Annual Meeting of Shareholders.

Board Committees

Our board of directors has established four standing committees - audit, compensation, nominating and corporate governance and executive. Each of the audit, compensation and nominating and corporate governance committees operate under a charter that has been approved by the board of directors. Current copies of these charters are posted on the Corporate Governance section of our website at http://www.plcmed.com.

Our board of directors has determined that all of the members of the audit, compensation and nominating and corporate governance committees are independent as defined under NYSE Amex rules, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”.

Audit Committee

Our audit committee’s responsibilities include:

•                  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•                  overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•                  reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures;

•                  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•                  overseeing our internal audit function;

•                  overseeing our risk management process;

•                  establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•                  pre-approving all audit and non-audit services to be provided by our registered public accounting firm; and

•                  preparing the audit committee report required by SEC rules (which is included in this proxy statement).

The members of our audit committee are Messrs. Dunn (chairman), Pendergast and Dr. Norton.  The board of directors has determined that Mr. Pendergast is an “audit committee financial expert” as defined by applicable SEC rules. The audit committee met five times during 2012.

Compensation Committee

Our compensation committee’s responsibilities include:

•                  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•                  determining the compensation of our chief executive officer;

•                  reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;

•                  overseeing and administering our equity incentive plans; and

•                  reviewing and making recommendations to the board of directors with respect to director compensation.

Annually, corporate goals and objectives deemed to be appropriate for the upcoming calendar year, as well as proposed compensation adjustments, if any, for the executive officers are proposed by our chief executive officer to the compensation committee. These goals and salary recommendations are reviewed, revised as necessary and then approved, first by the compensation committee and then by the entire board of directors. The compensation committee also annually reviews and approves director compensation changes, if any, subject to ratification by the board of directors.

On July 2, 2012, the compensation committee adjusted the base salary of our CEO, CFO, and Managing Director- International from $322,242, to $325,469; $120,000 to $140,000, and $167,537 to $172,563, respectively. To the extent permitted by applicable law and our 2005 Stock Incentive Plan, as amended, which we refer to as the 2005 Plan, our compensation committee may delegate to one or more of our executive officers the power to grant stock options to non-executive employees of PLC or any of our subsidiaries and to exercise such other powers under the 2005 Plan as the compensation committee may determine.  The proposed 2013 Stock Option and Incentive Plan (see Proposal Two) contains similar provisions.  Pursuant to such authority, the compensation committee has delegated to our chief executive officer certain powers to grant stock options to non-executive new hires.

The members of our compensation committee are Mr. Holmes (chairman) and Dr. Norton. The compensation committee did not meet during 2012.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•                  identifying individuals qualified to become members of the board of directors;

•                  recommending to the board of directors the persons to be nominated for election as directors and to each of the committees of the board of directors;

•                  reviewing and making recommendations to the board of directors with respect to management succession planning; and

•                  developing and recommending to the board of directors corporate governance principles.

The members of our nominating and corporate governance committee are Messrs. Pendergast (chairman), Dunn and Holmes. The nominating and corporate governance committee did not meet during 2012.

Executive Committee

Our executive committee considers corporate and other matters that arise between meetings of the board of directors, as necessary. The members of our executive committee are Messrs. Pendergast, Dunn and Tauscher. The executive committee did not meet during 2012.

Board Leadership Structure

Mr. Pendergast, an independent director within the meaning of NYSE Amex rules (see “Board Determination of Independence” above), serves as the chairman of the board of directors.  Mr. Pendergast’s duties as chairman include the following:

•                  chairing meetings of the full board and of the non-management or independent directors in executive session.

•                  meeting with any director who is not adequately performing his duties as a member of our board of directors or any committee.

•                  working with the chief executive officer to develop the agenda for each board meeting.

•                  determining the frequency and length of board meetings and recommending when special meetings of our board should be held.

•                  reviewing and, if appropriate, recommending action to be taken with respect to written communications from shareholders submitted to our board (see “Communicating with the Independent Directors” below).

Our board has separated the roles of chairman and chief executive officer because it believes that leadership structure offers the following benefits:

•                  increasing the independent oversight of PLC and enhancing our board’s objective evaluation of our chief executive officer.

•                  freeing the chief executive officer to focus on company operations instead of board administration.

•                  providing the chief executive officer with an experienced sounding board.

•                  providing greater opportunities for communication between shareholders and our board.

•                  enhancing the independent and objective assessment of risk by our board.

•                  providing an independent spokesman for our company.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the board of directors.

In considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees, our nominating and corporate governance committee considers the following criteria:

•                  integrity;

•                  business acumen;

•                  knowledge of our business and industry;

•                  experience;

•                  diligence;

•                  conflicts of interest; and

•                  the ability to act in the interests of all shareholders.

The director biographies above indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our board of directors to conclude he should continue to serve as a director of PLC.  Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

Our nominating and corporate governance committee does not have a formal policy with respect to diversity, but believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds.

Our nominating and corporate governance committee does not have a formal policy with regard to the consideration of director candidates recommended by shareholders. The board of directors does not believe a formal policy is necessary, as the nominating and corporate governance committee does consider director nominees recommended by shareholders. The names of any nominees should be addressed to the Nominating and Corporate Governance Committee, c/o Secretary, PLC Systems Inc., 459 Fortune Boulevard, Milford, MA 01757.  No shareholder has submitted names of director nominees for consideration at the meeting.

Communicating with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chairman of the board, with the assistance of our chief financial officer, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.  In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Secretary, PLC Systems Inc., 459 Fortune Boulevard, Milford, MA 01757.

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its committees.  Our management is responsible for risk management on a day-to-day basis.  The role of our board of directors and its committees is to oversee the risk management activities of management.  They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.  In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital structure and capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices; and our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning.  Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

Compensation of Directors

The compensation committee of our board of directors evaluates the compensation levels for all of our non-employee directors on an annual basis. Factors that the compensation committee considers in determining the appropriate level of compensation include, but are not limited to, the compensation paid to directors of other companies of a similar size in all industries, as determined by relative sales levels. The compensation committee makes a recommendation to the board of directors as to any proposed adjustments to director compensation and the board of directors votes as to whether to approve those recommendations.

The following table sets forth information with respect to the compensation, exclusive of reimbursed out-of-pocket expenses, received by our directors for their service during the fiscal year ended December 31, 2012:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1) (2)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
Kevin J. Dunn	3,500	—	2,655	(3)	—	—	—	6,155
Benjamin L. Holmes	3,500	—	2,655	(3)	—	—	—	6,155
Brent Norton, M.D.	4,000	—	2,655	(3)	—	—	—	6,655
Edward H. Pendergast	6,750	—	5,310	(4)	—	—	—	12,060
Mark R. Tauscher (5)	—	—	—		—	—	—	—

(1)         The high and low trading prices of our common stock on the OTCBB during the 30-day period prior to May 30, 2012, the date of grant, were $0.33 and $0.15.  Options issued to our directors on May 30, 2012 have an exercise price of $0.17.

(2)         Amounts represent the aggregate grant date fair value of the stock option as of May 30, 2012, the option grant date.  See Note 6 to our Consolidated Financial Statements for the year ended December 31, 2012, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC, regarding assumptions underlying the valuation of our equity awards.

(3)         As of December 31, 2012, each of Messrs. Dunn, Holmes and Dr. Norton held options to purchase an aggregate of 192,500 shares of our common stock.

(4)         As of December 31, 2012, Mr. Pendergast held options to purchase an aggregate of 430,000 shares of our common stock.

(5)         As an employee director, Mr. Tauscher, an executive officer of the company, is not eligible to receive either compensation or an annual stock grant for service in his capacity as director. Compensation received by Mr. Tauscher for his service as an employee is discussed below under the heading “Executive Compensation.”

Each non-employee director (other than the chairman of the board) receives $1,000 for each board meeting he attends in person and $500 for each board meeting he participates in by means of teleconference. The chairman of the board receives $1,500 for each board meeting that he attends in person and $750 for each board meeting he participates in by teleconference. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees of the board of directors.

We also grant stock options to our non-employee directors. Pursuant to resolutions adopted by our board of directors on June 16, 2010, the board of directors voted unanimously to revise the policy regarding the annual grant of stock options to non-employee directors. Non-employee directors (other than the chairman of the board) will now receive an annual grant of an option to purchase 22,500 shares of the Company’s common stock, such option to vest in four equal quarterly installments. The chairman of the board will receive an annual grant of an option to purchase 45,000 shares of the Company’s common stock, such option to vest in four equal quarterly installments. The annual grants to non-employee directors are generally made on the date of the Company’s annual meeting of shareholders.  All such options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation for each of the last two fiscal years of our chief executive officer and our two most highly compensated executive officers other than our chief executive officer.  We refer to these individuals as the named executive officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark R. Tauscher	2012	311,858	—	—	11,830	—	—	12,000	335,688
President, Chief Executive Officer and Director	2011	310,247	—	—	31,500	—	—	12,000	353,747

Gregory W. Mann	2012	130,000	—	—	11,830	—	—	—	141,830
Chief Financial Officer	2011	26,893			18,000				44,893

Vincent C. Puglisi	2012	164,764	—	—	6,670	—	—	6,000	177,434
Managing Director - Interational	2011	162,945	—	—		—	—	6,000

(1)       On July 2, 2012, the compensation committee adjusted the base salary of our Mr Tauscher from $322,242, to $325,469; Mr. Mann from $120,000 to $140,000; and Mr. Puglisi from $167,537 to $172,563, respectively

(2)       Amounts represent the aggregate grant date fair value of the stock option as granted during each applicable year.  See Note 6 to our Consolidated Financial Statements for the year ended December 31, 2012, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC, regarding assumptions underlying the valuation of our equity awards.

(3)       Consists of a cash car allowance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning stock options held by each of our named executive officers as of December 31, 2012.  We do not have any restricted stock outstanding.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Mark R. Tauscher	1,121,970	—	—	$0.24	06/02/14
	225,000	—	—	$0.14	04/08/21
	—	70,000	—	$0.17	05/30/22

Gregory W. Mann	50,000	100,000	—	$0.12	10/02/21
	—	70,000	—	$0.17	05/30/22

Vincent C. Puglisi	246,402	—	—	$0.24	06/02/14
	70,000	—	—	$0.14	04/08/21
		40,000	—	$0.17	05/30/22

(1)         On April 21, 2009, our board of directors approved an option exchange program pursuant to which employees and directors at the time were offered the opportunity to exchange outstanding options to purchase shares of our common stock that had an exercise price of $0.30 or greater per share for new options to purchase shares of common stock. The exchange offer commenced on April 22, 2009 and expired on May 19, 2009.

Pursuant to the exchange offer, options previously held by our named executive officers were canceled in exchange for options to purchase shares of common stock at an exercise price of $0.24 per share, granted under our 2005 Stock Incentive Plan. These stock options provide for 1/3 of the underlying number of shares to vest on the one-year anniversary of the date of grant and an additional 1/12 of the underlying number of shares to vest at the end of each successive three-month period following the one-year anniversary of the date of grant.

Employment Contracts, Termination of Employment and Change in Control Arrangements

We have arrangements with our named executive officers to compensate them in the event of termination of employment or change in responsibilities following a change in control of PLC.

Tauscher Employment Agreement

We entered into an employment agreement with Mr. Tauscher in December 1999, which was amended in June 2008, providing for an annual base salary of not less than $250,000 and an annual bonus targeted at 50% of his salary (however, his bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year’s bonus if Mr. Tauscher’s employment is terminated by us without cause or, within 12 months after a sale or change in control of PLC (including without limitation the approval of a liquidation or dissolution of PLC), by Mr. Tauscher following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Milford, MA.  If such a termination had occurred on December 31, 2012, Mr. Tauscher would have been entitled to receive payments equal to $465,371, a portion of which would have been payable upon termination and the remainder of which would have been payable in monthly installments thereafter through September 30, 2013.

Mann Employment Agreement

We entered into an employment agreement with Mr. Mann in October 2011 providing for an annual base salary of not less than $120,000, benefits in accordance with our standard benefits package and stock options to purchase up to 150,000 shares of our common stock.  On July 2, 2012, we increased Mr. Mann’s annual base salary to be no less than $140,000.

Puglisi Employment Agreement

We entered into an employment agreement with Mr. Puglisi in 1998 providing for an annual salary, benefits in accordance with our standard benefits package and stock options. There are no severance arrangements currently in place for Mr. Puglisi.

Compensation Committee Interlocks and Insider Participation

Benjamin L. Holmes and Brent Norton, M.D. served on our compensation committee during the last completed fiscal year.  During the last completed fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of any other entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company. No person who served as a member of the Compensation Committee was, during the fiscal year ended December 31, 2012, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure herein.

Report of the Compensation Committee of the Board of Directors

Our compensation committee reviewed and discussed the compensation discussion and analysis included in this proxy statement with management. Based on such review and discussion, the compensation committee recommended to our board of directors that the compensation discussion and analysis be included in this proxy statement for filing with the SEC.

By the compensation committee of the board of directors of PLC Systems Inc.

Benjamin L. Holmes, Chairman
Brent Norton, M.D.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2012 and has discussed these financial statements with our management and with McGladrey LLP, our registered public accounting firm for such fiscal year.

The audit committee has also discussed with McGladrey LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T.  Statement on Auditing Standards No. 61 requires our registered public accounting firm to discuss with our audit committee, among other things, the following:

•                  methods to account for significant unusual transactions;

•                  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•                  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•                  disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

McGladrey LLP also provided the audit committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with the audit committee concerning independence. The audit committee has discussed with McGladrey LLP its independence from us.

Based upon its discussions with management and McGladrey LLP and its review of the representations and information provided by management and McGladrey LLP, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012. Subject to approval by shareholders at the meeting, the audit committee has selected McGladrey LLP as our registered public accounting firm for 2013.

By the audit committee of the board of directors of PLC Systems Inc.

Kevin J. Dunn, Chairman
Brent Norton, M.D.
Edward H. Pendergast

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 26, 2013 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law.  Unless otherwise indicated, the address of each person named in the table is c/o PLC Systems Inc., 459 Fortune Boulevard, Milford, MA 01757.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

5% Shareholders:

Barry Honig (1) 4400 Biscayne Blvd #850 Miami, FL 33137	6,016,667	9.3%

Alpha Capital Anstalt (2) c/o LH Financial Services Corp 150 Central Park South, 2nd Floor New York, NY 10019	5,404,333	8.3%

Edwards Lifesciences Corporation (3) One Edwards Way Irvine, CA 92614	5,333,333	8.2%

Directors and Named Executive Officers:

Kevin J. Dunn (4)	202,500	*
Benjamin L. Holmes (5)	242,500	*
Gregory W. Mann (6)	73,333	*
Brent Norton, M.D. (7)	192,500	*
Edward H. Pendergast (8)	492,492	*
Vincent C. Puglisi (9)	330,235	*
Mark R. Tauscher (10)	1,629,371	2.5%
All directors and executive officers as a group (7 persons) (11)	3,162,932	4.7%

* Less than 1%.

(1)         Represents current amount of shares beneficially owned by Mr. Honig. The amount disclosed does not represent shares issuable upon (i) conversion of convertible notes or (ii) warrants associated with the equity financing completed on February 22, 2013.

(2)         Represents current amount of shares beneficially owned by Alpha Capital Anstalt. The amount disclosed does not represent shares issuable upon (i) conversion of convertible notes or (ii) warrants associated with the equity financing completed on February 22, 2013.

(3)         Based solely on a Schedule 13D filed with the SEC on April 5, 2001, for which no amendments have been filed.

(4)         Includes 197,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2013.

(5)         Includes 192,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2013.

(6)         Includes 73,333 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2013.

(7)         Includes 192,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2013.

(8)         Includes 430,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2013.

(9)         Includes 330,235 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2013.

(10)  Includes 1,370,303 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2013.

(11)  Includes 2,786,372 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2013.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2012:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, and other rights	(b) Weighted-average exercise price of outstanding options, and other rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	5,592,350	$0.21	1,770,467	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	5,592,350	$0.21	1,770,467

(1)              Consists of the following equity compensation plans: (i) 2000 Employee Stock Purchase Plan, as amended (the “2000 ESPP”); (ii) 2000 Equity Incentive Plan; and (iii) 2005 Stock Incentive Plan.

(2)              Includes 294,461 shares issuable under the 2000 ESPP, including shares issuable in connection with the current offering period, which ends on May 31, 2013.

Principal Accountant Fees and Services

The following table summarizes the fees incurred by McGladrey LLP, our registered public accounting firm for 2012 and 2011 and billed to us for each of the last two fiscal years:

Fee Category	2012	2011
Audit Fees(1)	$76,500	$109,000
Audit-Related Fees (2)	$—	$4,500
Tax Fees(3)	$23,500	$29,000

Total Fees	$100,000	$142,500

(1)         Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)         Fees related to issuance of consent for proxy.

(3)         Tax fees consist of fees for tax compliance and tax planning services paid to RSM McGladrey, Inc., an affiliate of McGladrey LLP.  On December 1, 2011, McGladrey, LLP acquired RSM McGladrey, Inc.  Tax compliance services, which relate to the preparation of corporate tax returns, accounted for all fees paid in 2012 and 2011.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval must be detailed as to the particular service or type of services to be provided and must also be generally subject to a maximum dollar amount.

Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority must be reported on at the next meeting of the audit committee.

Certain Relationships and Related Transactions

No executive officer, director, nominee for election as a director or, to our knowledge, any 5% shareholder of ours, and no associate or affiliate of the foregoing persons, has or has had any material interest, direct or indirect, in any transaction since January 1, 2009 or in any proposed transaction which in either such case has materially affected or will materially affect us.

BOARD RECOMMENDATION

Our board of directors believes that the election of the nominees for Class I directors is in our and our shareholders’ best interests and recommends that the shareholders vote FOR the nominee, Mark R. Tauscher.

PROPOSAL 2

APPROVAL OF 2013 STOCK OPTION AND INCENTIVE PLAN

On April 22, 2013, the Board of Directors of PLC adopted, subject to shareholder approval, the 2013 Stock Option and Incentive Plan (the “2013 Plan”).

Our stockholders are being asked to approve a new 2013 Stock Option and Incentive Plan (the “Plan”) to help us achieve our goals of attracting, motivating, and retaining our employees and other service providers through grants of equity awards. Our Board has adopted the Plan, subject to approval from our stockholders at the 2013 Annual Meeting of Stockholders. If approved, the Plan will replace our current 2005 Stock Plan (the “2005 Plan”). However, the 2005 Plan will continue to govern awards previously granted thereunder.

Our Board has determined that it is in the best interests of the Company to adopt the 2013 Plan and is asking the Company’s stockholders to approve the 2013 Plan. If the stockholders approve the 2013 Plan, we will not make new grants under 2005 Plan. If the stockholders do not approve the 2013 Plan, the 2005 Plan will remain in place, but will not have a sufficient number of shares under the Prior Plans to meet our forecasted needs as discussed in greater detail below. On April 12, 2013, the closing price of a share of our Common Stock on the Over-The Counter Bulletin Board was $ 0.16.

Our executive officers and directors have an interest in the approval of the Plan because they are eligible for awards under the Plan.

Reasons for Voting to Approve 2013 Stock Option and Incentive Plan

The 2005 Plan Will Expire in Two Years and We No Longer Have Enough Shares Available for Grant under the 2005 Plan.

As of April 12, 2013, a total of 674,156 shares were available for issuance under the 2005 Plan. Under our current forecasts and taking into account our historical forfeiture rates, we expect that the number of shares still available for grant under the 2005 Plan will not provide a sufficient number of shares to meet the needs of our equity compensation program beginning this year. As a result, we may not be able to issue equity to our employees, directors and consultants in amounts that we believe are necessary to attract, retain and motivate them unless our stockholders approve the Plan.

The new Plan seeks an authorization of 11,382,600 shares.  The number of shares under the new Plan for which we are seeking authorization represents approximately 18.7% of our outstanding shares as of April 12, 2013, which excludes all shares issuable on exercise of outstanding warrants and outstanding debenture conversions.

In determining the number of shares reserved for issuance under the Plan, our compensation committee and our Board, considered a number of factors, including our historical grant practices, the significant increase in our total shares outstanding following common stock and convertible debt financings in 2011, 2012 and this year, benchmarking against industry practices for equity issuances, as well as anticipated hiring of new employees. In addition, prior to adopting the new Plan, the Company negotiated the size of the new Plan with the investors who participated in the 2013 common stock and warrant financing, including both the number of awards for employees, outside directors and other consultants, and specific grant issuances to each of Mark Tauscher, our Chief Executive Officer, and Gregory Mann, Chief Financial Officer. As part of this arrangement, the investors authorized the Corporation to provide for a special issuance in 2013 of options to purchase in the aggregate 3,180,942 share of our common stock, with such grant to be allocated between Messrs. Tauscher and Mann as determined by the compensation committee of our board of directors.

Long-Term Equity is a Key Component of our Compensation Philosophy

We implement and maintain compensation plans that tie a substantial portion of each executive officer’s overall compensation to key strategic financial and operational goals such as revenue generating activities, product and technical development, expanding the markets in which our RenalGuard® product may be sold, developing and implementing a regulatory approval plan, and stockholder value creation. Long-term equity awards are a critical vehicle for helping us achieve this objective.

Our Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions within the Company. Our Board expects that the Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to our success and in providing incentives to these individuals to promote the success of the Company thereby aligning their interests with the interests of the Company’s stockholders.

The alternative to using equity for retention and incentive purposes would be to significantly increase cash compensation. We do not believe increasing cash compensation to make up for any shortfall in equity awards would be practical or advisable because, as a high-technology company, we believe that equity awards provide a more effective compensation vehicle than cash for attracting, retaining and motivating our employees and that equity awards align employees and stockholder interests with a reduced impact on cash flow.

Flexibility to Fully Deduct Equity Compensation under Section 162(m)

The Plan also is designed to allow the Company the ability to grant equity awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that the Company may be able to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Plan.

Section 162(m) of the Internal Revenue Code of 1986, as amended (“162(m)”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees,” as determined under Section 162(m) of the Code (“Section 162(m)”) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable the Company the ability to grant stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares, and performance units awarded under the Plan that qualify as “performance-based” within the meaning of Section 162(m), the Plan limits the sizes of such awards as further described below. By approving the Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares that could be made to participants, and the other material terms of the Plan and awards granted under the Plan. Notwithstanding the foregoing, the Company retains the ability to grant equity awards under the Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m).

Key Changes from 2005 Plan

We believe that the 2013 Plan, which includes the following changes from the 2005 Plan, contains provisions consistent with current best compensation practices:

•                  a new share reserve of 11,382,600, which is expected to allow us to address our forecasted needs for the next three to four years;

•                  requiring stockholder approval of  the Plan before new awards under the Plan can be issued; and

•                  adding per participant annual award limits, performance measures, and other eligibility requirements to allow the Company the ability to deduct in full under Section 162(m) the compensation recognized by its executive officers in connection with certain awards that may be granted under the Plan in the future.

Recommendation

Accordingly, our Board believes approval of the amendments to the Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the amendments to the Plan.

Summary of the Plan

The following is a summary of the principal features of the Plan and its operation. The summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

General

The purposes of the Plan are to attract and retain the best available personnel, to provide incentives to individuals who perform services to the Company, to align the interests of such individuals with the interests of the Company’s stockholders and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares, as the Plan Administrator (as defined below) may determine.

Authorized Shares

Subject to the adjustment provisions contained in the Plan, stockholders are being asked to approve 11,382,600 shares of Company Common Stock for issuance under the Plan.

If any award granted under the Plan expires or becomes unexercisable without having been exercised in full, or is forfeited to or repurchased by the Company, the expired, unexercised, forfeited or repurchased shares subject to such award will become available for future grant or sale under the Plan. With respect to the exercise of stock appreciation rights, the net number of shares covered by the portion of the exercised award will cease to be available under the Plan. If unvested shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company, such shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an award will become available for future grant or sale under the Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Plan.

Adjustments to Shares Subject to the 2013 Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

Limitations (including Non-Employee Directors Award Limitations)

The Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares and/or dollars which could be issued to any one individual in any fiscal year of the Company pursuant to the Plan is 5,000,000 shares and the initial value of any performance units shall not exceed $1,000,000.

The Administrator will adjust the share limitations in this section in the event of any adjustment to the Company’s shares discussed above in the “Adjustment to Shares Subject to the 2013 Plan” section.

Additionally, subject to the terms of the Plan, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Administration

The Board has delegated administration of the Plan to the Board’s Compensation Committee. The Board and the Compensation Committee may further delegate administration of the Plan to any committee of the Board, or a committee of individuals satisfying applicable laws appointed by the Board in accordance with the terms of the Plan. For purposes of this summary of the Plan, the term “Administrator” will refer to the Board or any committee designated by the Board to administer the Plan. To make grants to certain officers and key employees of the Company, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the Plan, the Administrator has the sole discretion to select the service providers who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the repricing restrictions of the Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to service providers of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 2, 2013, we had approximately 8 employees (including one employee director) and four non-employee directors.

Stock Options

Each option granted under the Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan.

The exercise price per share of each option may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price of our stock as reported on the Over-The Counter Bulletin Board or such other national securities exchange or automated inter-dealer quotation system on which the shares are listed.

The Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of no more than ten (10) years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five (5) years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option following the participant’s cessation of service with the Company. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three (3) months following his or her cessation of service for reasons other than death or cause and (ii) one (1) year following his or her death (with all shares subject to the option becoming fully vested and exercisable); provided, however, that the option immediately will terminate upon a cessation of service for cause.

In addition, if the participant is terminated for cause, the Company has the option to repurchase at cost any shares previously acquired through the exercise of an option under the Plan.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than ten (10) years from the date of grant. The terms and conditions relating to the period of post-termination exercise and the Company repurchase rights with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specified, and the shares acquired may not be transferred by the participant until vested. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. In addition, if the participant is terminated for cause, the Company has the option to repurchase at cost any vested shares previously acquired through an award of restricted stock under the Plan.

Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the original award. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Plan.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any restrictions or vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of the Company’s Common Stock, or a combination of cash and shares.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Plan. Each award of performance units or shares granted under the Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest.

Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination thereof. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individuals goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator, in its discretion. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

The granting and/or vesting of awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement (“performance goals”) including: earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before taxes and net earnings, earnings per Share, gross margin, new product development or innovation, net income, operating income, quality, operating margin, return on capital, return on equity, revenue, revenue growth, and total stockholder return. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals (for example, as a ratio or matrix), in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), on a per-share or per-capita basis, against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, affiliate, and/or other segment), and/or on a pre-tax or after-tax basis. Prior to latest date by which would meet the requirements under Section 162(m), the Administrator will determine whether any significant element(s) or item(s) will be included or excluded from the calculation of performance goals with respect to any award recipient. As determined in the discretion of the Administrator latest date by which would meet the requirements under Section 162(m), achievement of performance goals for a particular award may be calculated in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, and no later than the latest possible date that could be used and still comply with the performance-based compensation provisions of Section 162(m), the Administrator will, in writing: (i) designate one or more participants, who would be considered a “covered employee” within the meaning of Code Section 162(m), to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability of Awards

Unless determined otherwise by the Administrator, awards granted under the Plan generally are not transferable other than by will or by the laws of descent or distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Plan provides that, in the event of a merger or a “change in control” (as defined in the Plan), each award will be treated as the Administrator determines, including that each award be assumed or substantially equivalent awards substituted by the acquiring or succeeding corporation or its affiliate. The Administrator will not be required to treat all outstanding awards the same in the transaction.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance units, all performance goals or other vesting criteria will be deemed achieved target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director ceases to be a director prior to or on the closing of the merger or change in control or within twelve months following the merger or change in control, then his or her options and stock appreciation rights will fully vest and become immediately exercisable. In addition, all restrictions on restricted stock, restricted stock units, performance shares, or performance units held by such non-employee director will lapse, and all performance goals or other vesting requirements will be deemed achieved at 100%, and all other terms and conditions met.

Termination or Amendment

The Plan will automatically terminate ten (10) years from the date of its adoption by the Board, unless terminated at an earlier time by the Board. The Administrator may amend, alter, suspend or terminate the Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No amendment, alteration, suspension or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two (2) years following the date the option was granted nor within one (1) year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two (2) years after the date of grant or within one (1) year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain new requirements for nonstatutory deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on nonstatutory deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Plan has been designed to permit (but not require) the Administrator to grant awards are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance other than with respect to the automatic grants to non-employee directors which have been approved by the Board. The following table sets forth (i) the aggregate number of shares of Common Stock subject to options granted under the 2005 Plan to our Named Executive Officers (“NEOs”) during the last fiscal year, and (ii) the average per share exercise price of such options.  No other awards have been issued to our named executive officers.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price of Option Grants
Mark R. Tauscher, Chief Executive Officer	1,416,970	$0.18
Gregory W. Mann, Chief Financial Officer	220,000	$0.15
All executive officers, as a group	1,993,372	$0.18
All directors who are not executive officers, as a group	1,129,992	$0.18
All employees who are not executive officers, as a group	2,468,636	$0.21

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company Common Stock present in person or represented by proxy and voting on the matter is required to approve the adoption of the Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of 2013 Stock Option and Incentive Plan.

Recommendation

We believe strongly that the approval of the 2013 Stock Option and Incentive Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the 2013 Stock Option and Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. For the reasons stated above, the stockholders are being asked to approve the 2013 Stock Option and Incentive Plan.

Our board of directors believes that the election of the nominees for Class I directors is in our and our shareholders’ best interests and recommends that the shareholders vote FOR the nominee, Mark R. Tauscher.

Our board of directors believes that the approval of the 2013 Stock Option and Incentive Plan is in our shareholders’ best interests and recommends that the shareholders vote FOR the 2013 Stock Option and Incentive Plan.

PROPOSAL 3

APPROVAL OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected McGladrey LLP as our registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2013.

The affirmative vote of the holders of a majority of the shares of common stock voting on the matter at the meeting is necessary to approve the selection of McGladrey LLP as our registered public accounting firm and to authorize the audit committee to fix the remuneration to be paid to McGladrey LLP. In the event of a negative vote, the audit committee will reconsider its selection. A representative of McGladrey LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

BOARD RECOMMENDATION

Our board of directors believes that the appointment of McGladrey LLP as our registered public accounting firm for the fiscal year ending December 31, 2013 and the authorization for our audit committee to fix the remuneration to be paid to McGladrey LLP is in our and our shareholders’ best interests and recommends that the shareholders vote FOR this proposal.

PROPOSAL 4

NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION.

As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion beginning on page 10 of this Proxy Statement. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of the Company’s executive compensation program.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. We believe that it achieves these goals by (i) offering competitive base salaries to the named executive officers and (ii) offering the named executive officers participation in equity compensation plans.

Our board of directors encourages our stockholders to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and therefore will take such vote into consideration when evaluating our compensation programs and practices applicable to the named executive officers.

Vote Required

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting is required to approve Proposal 4 to approve the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

BOARD RECOMMENDATION

The Board unanimously recommends that you vote “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

PROPOSAL 5

NON-BINDING ADVISORY PROPOSAL REGARDING FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are seeking the input of our stockholders on the frequency with which the Company will hold a non-binding advisory vote on the compensation of our named executive officers. In voting on this Proposal 5, stockholders may indicate their preference as to whether the advisory vote on the compensation of our named executive officers should occur (a) once every one year, (b) once every two years or (c) once every three years.

It is the opinion of the board of directors that the frequency of the non-binding, advisory stockholder vote on the compensation of our named executive officers should be once every three years. The board of directors views the way we compensate our named executive officers as an essential part of our strategy to maximize our performance and deliver enhanced value to our stockholders. Our board of directors believes that a vote every three years will permit the Company to focus on developing compensation practices that are in the best long-term interests of our stockholders, while simultaneously giving stockholders the time frame they need to fully evaluate the design and effectiveness of those practices. The board of directors believes that a more frequent advisory vote could have the unintended consequence of causing the Company to focus on the short-term impact of its compensation practices to the possible detriment of the long-term performance of the Company.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years, or abstain when voting in response to the resolution set forth below:

RESOLVED, that the Company hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, with a frequency of once every one year, two years or three years, whichever receives the highest number of votes cast with respect to this resolution.

The board of directors believes that an advisory vote on named executive officer compensation is the most effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and it looks forward to receiving the input of the Company’s stockholders on the frequency with which such a vote should be held.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the Annual Meeting is required to approve the selection of three years for the frequency of the advisory vote on named executive officer compensation.

This vote is advisory and not binding on the Company. The board of directors may decide, after considering the results of this vote that it is in the best interests of the stockholders to hold the advisory vote on named executive officer compensation with a different frequency than the option selected by the stockholders.

BOARD RECOMMENDATION

The board of directors unanimously recommends that you vote for the option “THREE YEARS” for the frequency of the advisory vote on executive compensation.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by all of our officers, directors and 10% shareholders who are persons required to file reports pursuant to Section 16(a) of the Exchange Act, or written representations from those reporting persons, we believe that during the fiscal year ended December 31, 2012, all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this proxy statement or our annual report or notice of Internet availability of proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call us at the following address or phone number: PLC Systems Inc., Attention: Kendra R. Wisell-Ford, 459 Fortune Boulevard,

Milford, MA 01757, (508) 541-8800. If you wish to receive separate copies of our proxy statement, annual report or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Deadline for Submission of Shareholder Proposals for the 2014 Annual Meeting of Shareholders

Proposals of shareholders intended to be presented at the 2014 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than December 30, 2013 in order to be included in the proxy statement and form of proxy relating to that meeting.

In addition, if we do not receive notice of a matter or proposal to be considered at the 2014 Annual Meeting of Shareholders by March 13, 2014 persons appointed by the board of directors will be allowed to use their discretionary voting authority with respect to such action or proposal that is raised at the 2014 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS OF RECORD WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Edward H. Pendergast
Chairman of the Board

Milford, MA
April 26, 2013

Appendix A

PLC SYSTEMS INC.

2013 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the PLC Systems Inc.2013 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of PLC Systems Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board or a similar committee performing the functions of the Compensation Committee and that is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 12.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is traded on a national securities exchange the Fair Market Value of the Stock will equal the closing sales price as reported on the principal exchange or market for the Stock on such date. If there is no trading on such date, the determination shall be made by reference to the last date preceding such date for which there was trading.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award. Each such period shall not be less than three months.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)         Committee.  The Plan shall be administered by the Compensation Committee (the “Administrator”).

(b)         Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)                                     to select the individuals to whom Awards may from time to time be granted;

(ii)                                  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options,

(iii)                               Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iv)                              to determine the number of shares of Stock to be covered by any Award;

(v)                                 to determine and modify from time to time the terms and conditions, including restrictions,

(vi)                              not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(vii)                           to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(viii)                        subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(ix)                              at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards.  The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s organizational documents or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable.  Subject to adjustment as provided in Section 3(b), the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 11,382,600 shares of Stock.  For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.

Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than a grant date fair value equivalent of $1,000,000 of shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights)

as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. In the event of such termination, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.  Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Stock Options Granted to Employees and Key Persons.  The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)       In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)       Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)       By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an Internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Non-transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights.  A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, provided that all Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

(d) Stock Appreciation Rights Term.  The term of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.  A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder.  During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions.  A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Cash-Based Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria.  The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (x) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (y) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (z) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) revenues, sales or market share; (vii) net income (loss) or earnings per share; (viii) computer support availability; (ix) expense margins or operating efficiency (including budgeted spending limits) or (x) project development milestones, any of which may relate to the Company or any Subsidiary, division, operating unit or business segment of the Company, or any combination of the foregoing, and may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group and, for financial measures, may be based on numbers calculated in accordance with U.S. generally accepted accounting principles or on an as adjusted basis.

(b) Grant of Performance-based Awards.  With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards.  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-

based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.  The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is a grant date fair value number of Shares (subject to adjustment as provided in Section 3(b) hereof) equal to $1,000,000 or $1,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee only as a component of an Unrestricted Stock Award, a Restricted Stock Award or a Deferred Stock Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b) Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or by exchanging a Stock Option or Stock Appreciation Right for any other Award. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(f) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No Incentive Stock Option may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by the Board of Directors (provided that the Plan was approved by stockholders within one year of such date) and no other Award may be granted under the Plan after the 10-year anniversary of the most recent prior date on which the Plan was approved by stockholders.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000176663_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Mark R. Tauscher PLC SYSTEMS INC. 459 FORTUNE BOULEVARD MILFORD, MA 01757 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Approval of the 2013 Stock Option and Incentive Plan. 3 To approve the selection by the audit committee of our board of directors of McGladrey LLP as our registered public accounting firm for the fiscal year ending December 31, 2013 and to authorize the audit committee to fix the remuneration to be paid to McGladrey LLP. 4 An advisory vote to approve the compensation of the Company's named executive officers as disclosed in the proxy statement. The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 5 An advisory vote on the frequency of the vote on the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000176663_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com . PLC SYSTEMS INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS 2013 Annual Meeting of Shareholders - June 6, 2013 THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2013 Annual Meeting of Shareholders and Proxy Statement dated April 26, 2013 in connection with the 2013 Annual Meeting of Shareholders (the "Meeting") of PLC Systems Inc. (the "Company") to be held at 10:00 a.m., Eastern time, on Thursday, June 6, 2013 at the Doubletree Hotel, 11 Beaver Street, Milford, MA 01757, and hereby appoints Gregory W. Mann and Mark R. Tauscher, with full power of substitution, as proxy of the undersigned to act and vote on behalf of the undersigned at the Meeting and at any adjournment thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, your shares will not be voted in favor of any particular matter. The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by crossing out the names of the individuals listed above and identifying the replacement individual in the following space. Please vote, date and sign on other side and return promptly in the enclosed envelope. Continued and to be signed on reverse side